Exhibit 23.1.2

Consent of Independent Certifying Accountant


                           E. Randall Gruber, CPA, PC
                            10805 Sunset Office Drive
                                    Suite 300
                           Saint Louis, Missouri 63127


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


I consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated May 19, 2005 appearing in the Quarterly Reports on Form 10-QSB of Zkid Network Company for the three months ended March, 2005.


E. Randall Gruber, CPA, PC
/s/ E. Randall Gruber, CPA, PC
-----------------------------------
Saint Louis, Missouri
June 23, 2005





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